Exhibit 25.1

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)           ☐

THE BANK OF NEW YORK MELLON
TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 400 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

LIN Television Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-3581627
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN TV Corp.

(Exact name of obligor as specified in its charter)

Delaware	05-0501252
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Indiana Broadcasting, LLC

(Exact name of obligor as specified in its charter)

Delaware	05-0496718
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

KXAN, Inc.

(Exact name of obligor as specified in its charter)

Delaware	13-2670260
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

KXTX Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	05-0481599
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN of Alabama, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-3347776
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN of Colorado, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-3347854
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN of New Mexico, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-3347886
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN of Wisconsin, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-3347936
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN Television of Texas, Inc.

(Exact name of obligor as specified in its charter)

Delaware	05-0481602
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN Television of Texas, L.P.

(Exact name of obligor as specified in its charter)

Delaware	05-0481606
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

North Texas Broadcasting Corporation

(Exact name of obligor as specified in its charter)

Delaware	13-2740621
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Primeland, Inc.

(Exact name of obligor as specified in its charter)

Delaware	37-1023233
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TVL Broadcasting, Inc.

(Exact name of obligor as specified in its charter)

Delaware	75-2676358
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

TVL Broadcasting of Rhode Island, LLC

(Exact name of obligor as specified in its charter)

Delaware	52-2368799
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WAVY Broadcasting, LLC

(Exact name of obligor as specified in its charter)

Delaware	05-0496719
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WDTN Broadcasting, LLC

(Exact name of obligor as specified in its charter)

Delaware	52-2368795
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WIVB Broadcasting, LLC

(Exact name of obligor as specified in its charter)

Delaware	05-0496720
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WOOD License Co., LLC

(Exact name of obligor as specified in its charter)

Delaware	05-0496721
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WOOD Television, Inc.

(Exact name of obligor as specified in its charter)

Delaware	06-1506282
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WTNH Broadcasting, Inc.

(Exact name of obligor as specified in its charter)

Delaware	05-0481600
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WUPW Broadcasting, LLC

(Exact name of obligor as specified in its charter)

Delaware	52-2368784
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN License Company, LLC

(Exact name of obligor as specified in its charter)

Delaware	05-0615511
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

WWLP Broadcasting, LLC

(Exact name of obligor as specified in its charter)

Delaware	52-7115298
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

LIN Mobile, LLC

(Exact name of obligor as specified in its charter)

Delaware	46-1360248
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

One West Exchange Street, Suite 5A Providence, Rhode Island	02903
(Address of principal executive offices)	(Zip code)

6 3/8% Senior Notes due 2021
and Guarantees of 6 3/8% Senior Notes due 2021
(Title of the indenture securities)

1.             General information.  Furnish the following information as to the trustee:

(a)                                 Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)                                 Whether it is authorized to exercise corporate trust powers.

Yes.

2.                                      Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.                               List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.                                      A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.                                      A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.                                      A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.                                      A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.                                      The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.                                      A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the 11th day of March, 2013.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ Teresa Petta
Name: Teresa Petta
Title: Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 400, Los Angeles, CA 90071

At the close of business December 31, 2012, published in accordance with Federal regulatory authority instructions.

		Dollar Amounts
		in Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		1,455
Interest-bearing balances		1,301
Securities:
Held-to-maturity securities		0
Available-for-sale securities		660,687
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold		73,000
Securities purchased under agreements to resell		0
Loans and lease financing receivables:
Loans and leases held for sale		0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance		0
Trading assets		0
Premises and fixed assets (including capitalized leases)		5,887
Other real estate owned		0
Investments in unconsolidated subsidiaries and associated companies		0
Direct and indirect investments in real estate ventures		0
Intangible assets:
Goodwill		856,313
Other intangible assets		159,149
Other assets		150,314
Total assets		$1,908,106

LIABILITIES

Deposits:
In domestic offices		498
Noninterest-bearing	498
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		236,096
Total liabilities		236,594
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,121,520
Not available
Retained earnings		544,518
Accumulated other comprehensive income		4,474
Other equity capital components		0
Not available
Total bank equity capital		1,671,512
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,671,512
Total liabilities and equity capital		1,908,106

I, Cherisse Waligura, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Cherisse Waligura                )               CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Troy Kilpatrick, President	)
Frank P. Sulzberger, MD	)	Directors (Trustees)
William D. Lindelof, MD	)